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                                                                      Exhibit 21

                                  SUBSIDIARIES

The subsidiaries of the Company as of October 28, 2005 are as follows:

                                                                 Jurisdiction of
Name of Subsidiary                                                Incorporation
------------------                                               ---------------
Advanced Input Devices, Inc.                                     Delaware
   Memtron Technologies Co.                                      Delaware
   Advanced Input Devices (UK) Ltd.                              England
   LRE Medical GmbH                                              Germany
   Esterline Input Devices (Shanghai) Ltd.                       China

Armtec Defense Products Co.                                      Delaware
   Armtec Countermeasures Co.                                    Delaware

Auxitrol Technologies S.A.                                       France
   Auxitrol S.A.                                                 France
   Auxitrol Co.                                                  Delaware

BVR Technologies Co.                                             Delaware

Hytek Finishes Co.                                               Delaware

Kirkhill - TA Co.                                                California

Korry Electronics Co.                                            Delaware
   AVISTA Incorporated                                           Wisconsin
   Palomar Products, Inc.                                        Delaware

Leach International Corporation                                  Delaware

Leach International Europe S.A.                                  France

Mason Electric Co.                                               Delaware

Muirhead Aerospace Limited                                       England

Weston Aerospace Ltd.                                            England
   Norwich Aero Products Ltd.                                    New York
   Pressure Systems, Inc.                                        Virginia

The above list excludes certain subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of October 28, 2005.